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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 15

CERTIFICATION AND NOTICE OF TERMINATION OF REGISTRATION UNDER SECTION 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934 OR SUSPENSION OF DUTY TO FILE REPORTS UNDER SECTIONS 13 AND 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Commission File Number     001-14710

Amersham plc
(Exact name of registrant as specified in its charter)

Amersham Place, Little Chalfont, Buckinghamshire, England HP7 9NA

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) Ordinary Shares of 5p each and American Depositary Shares, each representing five Ordinary Shares of 5p each

(Title of each class of securities covered by this Form)
none

(Titles of all other classes of securities for which a duty to file reports under section 13(a) or 15(d) remains)

     Please place an X in the box(es) to designate that appropriate rule provision(s) relied upon to terminate or suspend the duty to file reports:

Rule 12g-4(a)(1)(i)	☐	Rule 12h-3(b)(1)(i)	☐
Rule 12g-4(a)(1)(ii)	☐	Rule 12h-3(b)(1)(ii)	☐
Rule 12g-4(a)(2)(i)	☒	Rule 12h-3(b)(2)(i)	☒
Rule 12g-4(a)(2)(ii)	☐	Rule 12h-3(b)(2)(ii)	☐
		Rule 15d-6	☐

     Approximate numbers of holders of record as of the certification or notice date:           2

     Pursuant to the requirements of the Securities Exchange Act of 1934 Amersham plc has caused this certification/notice to be signed on its behalf by the undersigned duly authorized person.

AMERSHAM PLC (Registrant)

By

Name: Susan M. Henderson Title: Deputy Company Secretary